UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

PRACTICEXPERT, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30583	87-0622329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento Drive, No. 110, Calabasas, California 91302
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:   (818) 591-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2006, PracticeXpert Systems, Inc. (“PracticeXpert Systems”), a wholly-owned subsidiary of PracticeXpert, Inc. (the “Registrant”), and INPX, Inc., a Delaware corporation (“INPX”), entered into an Agreement to Accept Collateral in Full Satisfaction of Obligations whereby, pursuant to Section 9-620(a) of the Uniform Commercial Code, and particularly as codified under the statutes of the Commonwealth of Virginia as Va. Code. Ann.§ 8.9A-620 (2006), PracticeXpert Systems and INPX agreed that INPX accepts all of the assets of PracticeXpert Systems in satisfaction of a demand note in the aggregate principal amount of $3,776,000 and 12% Senior Secured Convertible Debentures with an original issue date of May 19, 2006, and a related Amended and Restated Subsidiary Guarantee, dated as of May 19, 2006, (the “Secured Debentures”) in the aggregate principal amount of $480,000 (collectively, the “INPX Notes”), each having been assigned to INPX (the “Transaction”). PracticeXpert Systems was in default of the INPX Notes.

Of the Secured Debentures, $120,000 in the aggregate principal amount remains an outstanding obligation of the Registrant. The Registrant has been in default of these Secured Debentures since June 1, 2006 as a result of its failure to make required interest payments. As a result of the default, the entire principal amount is due and payable in addition to all accrued interest and penalties. The holders of these Secured Debentures have not waived the default.

Charles Smith, a director of the Registrant, is an executive officer of PI (Cayman) Limited (“PI”), which will own approximately 75% of INPX. Mr. Smith does not own any equity in PI. Pursuant to Delaware law, Mr. Smith’s interest in the transaction was fully disclosed, Mr. Smith did not participate in the discussion or the vote regarding the Transaction and Mr. Smith resigned immediately prior to the Transaction.

The foregoing description is qualified in its entirety by the Agreement to Accept Collateral in Full Satisfaction of Obligations attached hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors of Officers.

On October 28, 2006, prior to the closing of the Transaction, Charles Smith resigned as a member of the Board of Directors of the Registrant. Mr. Smith did not provide the Registrant written communication regarding the circumstances of his registration.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1. Agreement to Accept Collateral in Full Satisfaction of Obligations by and between PracticeXpert Systems, Inc. and INPX, Inc. dated as of December 28, 2006.

[SIGNATURES PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRACTICEXPERT, INC. (Registrant)

Date: December 29, 2006	By:	/s/ Hank Cohn
Hank Cohn President / CEO